Exhibit 21

                         SUBSIDIARIES OF THE COMPANY
                         ---------------------------


Subsidiary                                    Jurisdiction of Incorporation
----------                                    -----------------------------

Standard Microsystems Corporation (Asia)      State of Delaware
Standard Microsystems GmbH                    Munich, Germany
SMSC North America, Inc.                      State of Delaware
SMSC Massachusetts, Inc.                      State of Delaware
SMSC International Ltd.                       Barbados
Toyo Microsystems Corporation*                Japan

* SMSC owns 80% of the outstanding common stock.